                                                                   EXHIBIT 10.3





                             SHAREHOLDERS AGREEMENT

                                  BY AND AMONG

                                 VALORCOM S.A.,

                       NEXTEL INTERNATIONAL (PERU), LLC,

                MOTOROLA INTERNATIONAL DEVELOPMENT CORPORATION,

                              OSCAR BENALCAZAR COZ

                                      AND

                           NEXTEL INTERNATIONAL, INC.


                          DATED AS OF JANUARY 29, 1998

                               TABLE OF CONTENTS

                                                                                                   PAGE
                                                                                                   ----
1. Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         1.1 Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
         1.2 Other Definitional Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
2. Corporate Governance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
         2.1 Election and Removal of Members of Board of Directors  . . . . . . . . . . . . . . . .  5
         2.2 Board Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         2.3 Board Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         2.4 Shareholder Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         2.5 Affiliate Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         2.6 By-laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         2.7 Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         2.8 Changes in Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
3. Transferability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         3.1 Transfers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         3.2 Right of First Refusal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         3.3 Tag-Along Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         3.4 Drag-Along Rights of Nextel  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         3.5 No Other Transfer Effective  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         3.6 Transfer of Capital Stock of Subsidiaries  . . . . . . . . . . . . . . . . . . . . .   14
4. Preemptive Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
5. Capital Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         5.1 Notice of Capital Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         5.2 Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         5.3 Failure to Make Capital Contributions  . . . . . . . . . . . . . . . . . . . . . . .   15
         5.4 Call Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         5.5 Exceptions from Call . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         5.6 Guarantees; Pledges of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
6. Call by Shareholders and the Company upon Breach . . . . . . . . . . . . . . . . . . . . . . .   18
7. Acquisition of ESMR Infrastructure Equipment . . . . . . . . . . . . . . . . . . . . . . . . .   19
8. Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
9. Noncompetition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
10. NII Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
11. Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
12. Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
13. Regulatory Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
14. Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         14.1 Specific Enforcement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         14.2 Delivery of Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         14.3 Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         14.4 Environmental Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         14.5 Employment Policies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         14.6 Quality Reporting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24





PERU SHAREHOLDERS AGREEMENT

         14.7 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         14.8 Entire Agreement; Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . .   25
         14.9 Governing Law; Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . .   25
         14.10 Dispute Resolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         14.11 Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         14.12 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         14.13 Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         14.14 Nextel's Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         14.15 Government Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26





PERU SHAREHOLDERS AGREEMENT

                                 VALORCOM S.A.

                             SHAREHOLDERS AGREEMENT



         THIS SHAREHOLDERS AGREEMENT (this "AGREEMENT") is made as of January 29, 1998, by and among VALORCOM S.A., a Peruvian corporation (to be renamed NEXTEL del PERU S.A.) (the "COMPANY"), and the Persons listed as Shareholders on Exhibit I attached hereto, as amended from time to time, including as of the date hereof NEXTEL INTERNATIONAL (PERU), LLC, a Cayman Islands limited life company (including any successor thereto, "NEXTEL"), MOTOROLA INTERNATIONAL DEVELOPMENT CORPORATION, a Delaware corporation, ("MOTOROLA") and OSCAR BENALCAZAR COZ, a Peruvian citizen ("BENALCAZAR") (collectively, the "SHAREHOLDERS" and, individually, a "SHAREHOLDER"), and NEXTEL INTERNATIONAL, INC., a Washington corporation and indirect owner of 100% of the capital stock of Nextel ("NII").

                                    RECITALS

         A. The Company was formed as a corporation under the laws of Peru, effective November 18, 1997.

         B.      The outstanding Shares are held as follows:

            Shareholder                Percentage
            -----------                ----------
         Nextel                            70.05%
         Motorola                          19.95%
         Benalcazar                        10.00%


         C. The Shareholders and the Company desire to enter into this Agreement to provide for Nextel's day-to-day operational control of the Company and its subsidiaries and the transferability of the shares of Common Stock of the Company, S/.1.00 each (the "SHARES").

                                   AGREEMENT

         NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are acknowledged and to further the interests of the Company and its present and future Shareholders, the parties agree as follows:

         1.      DEFINITIONS.

                 1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

                          "AFFILIATE" of any Person (the "SUBJECT") means any
other Person which, directly or indirectly, Controls or is Controlled by or is under common Control with the Subject. Notwithstanding the foregoing, unless otherwise set forth herein the Company





PERU SHAREHOLDERS AGREEMENT
shall be deemed not to be an Affiliate of any Shareholder of the Company for purposes of this Agreement.

                           "AGREEMENT" has the meaning set forth in the
introductory paragraph.

                           "APPRAISED FAIR MARKET VALUE" means the price that
an unrelated third party would pay if it were to acquire all outstanding Shares (including all outstanding vested options at the stated exercise price thereof) in an arm's-length transaction (assuming that the Shares were being sold in a manner designed to attract all possible participants and taking into consideration a control premium or a minority discount, as appropriate) as determined by the appraisal procedures set forth in Section 2.2(c).

                          "BENALCAZAR" has the meaning set forth in the
introductory paragraph.

                          "BOARD" means the Board of Directors of the Company.

                          "BREACH NOTICE" has the meaning set forth in Section
6(a).

                          "BREACHING SHAREHOLDER" has the meaning set forth in
Section 6(a).

                          "BREACHING SHAREHOLDER'S SHARES" has the meaning set
forth in Section 6(a).

                          "BUSINESS DAY" means any day other than a Saturday,
Sunday or a day on which commercial banks in New York, New York or Lima, Peru are authorized to close.

                          "BUSINESS PLAN" has the meaning set forth in Section
2.2(a)(ii).

                          "BUYER" has the meaning set forth in Section 3.4(a).

                          "CALL PRICE" has the meaning set forth in Section
5.3(d).

                          "CALL RIGHT" has the meaning set forth in Section
5.3(d).

                          "CALLING SHAREHOLDER" has the meaning set forth in
Section 5.4(a).

                          "COMPANY" has the meaning set forth in the
introductory paragraph.

                          "CONFIDENTIALITY AGREEMENT" has the meaning set froth
in the Stock Purchase Agreement.

                          "CONFIRMATION DATE" has the meaning set forth in
Section 6(a).

                          "CONTROL" (including, with correlative meanings, the
terms "Controlled by" and "under common Control with"), as used with respect to any Person,





PERU SHAREHOLDERS AGREEMENT
means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise; provided that any Shareholder which together with its Affiliates owns more Shares than any other Shareholder (together with its Affiliates) shall be deemed to Control the Company.

                          "CONTRIBUTED CAPITAL" has the meaning set forth in
Section 2.8.

                          "DEFAULTING SHAREHOLDER" has the meaning set forth in
Section 5.3.

                          "DIRECTOR" means a member of the Board.

                          "DISPUTING SHAREHOLDER" has the meaning set forth in
Section 2.2(c).

                          "ESMR" means enhanced SMR.

                          "ESMR EQUIPMENT" has the meaning set forth in Section
7(a).

                          "EXERCISING SHAREHOLDER" has the meaning set forth in
Section 5.3(c).

                           "FIRST APPRAISER" has the meaning set forth in
Section 2.2(c).

                          "FREE CASH FLOW" means the sum of net income and
depreciation and amortization of the Company, less (i) capital expenditures and
(ii) changes in working capital, all in accordance with U.S. GAAP.

                          "ICC" has the meaning set forth in Section 14.10(a).

                          "INFLATION INDEX" has the meaning set forth in
Section 2.2(b).

                          "MINORITY SHAREHOLDER" means any Shareholder that
does not Control the Company.

                          "MOTOROLA" has the meaning set forth in the
introductory paragraph.

                          "MOTOROLA NOTICE" has the meaning set forth in
Section 7(c).

                          "NEXTEL" has the meaning set forth in the
introductory paragraph.

                          "NII" has the meaning set forth in the Recitals.

                          "NONBREACHING SHAREHOLDER" has the meaning set forth
in Section 6(a).

                          "NONDEFAULTING SHAREHOLDERS" has the meaning set
forth in Section 5.3(c).





PERU SHAREHOLDERS AGREEMENT

                          "NOTICE" has the meaning set forth in Section 5.3(c).

                          "OBJECTING SHAREHOLDER" has the meaning set forth in
Section 2.2(b).

                          "OFFER" has the meaning set forth in Section 3.2(b).

                          "OFFERED SHARES" has the meaning set forth in Section
3.2(b).

                          "OFFEREE" has the meaning set forth in Section
3.2(b).

                          "PAYMENT DATE" has the meaning set forth in Section
5.1.

                          "PERSON" means any individual, partnership, limited
liability company, joint-stock company, firm, corporation, association, unincorporated organization, joint venture, trust or other entity.

                          "PERUVIAN GAAP" has the meaning set forth in Section
14.2(a).

                          "PLEDGE AGREEMENTS" has the meaning set forth in the
Stock Purchase Agreement.

                          "PROPOSED SHARES" has the meaning set forth in
Section 3.3(b).

                          "REGISTRATION RIGHTS AGREEMENT" has the meaning set
forth in the Stock Purchase Agreement.

                          "SALE" has the meaning set forth in Section 3.4(a).

                          "SECOND APPRAISER" has the meaning set forth in
Section 2.2(c).

                          "SELLING SHAREHOLDER" has the meaning set forth in
Section 3.1(a).

                          "SHAREHOLDER" has the meaning set forth in the
introductory paragraph.

                          "SHARES" has the meaning set forth in the Recitals.

                          "SMR" means specialized mobile radio ("servicio
troncalizado").

                          "STOCK PURCHASE AGREEMENT" means the Stock Purchase
Agreement dated as of January 29, 1998 by and among Nextel, MIDC, Benalcazar and the Company.

                          "SUCCESSOR SHAREHOLDER" has the meaning set forth in
Section 3.1(c).

                          "TAG-ALONG OFFER" has the meaning set forth in
Section 3.3(a).

                          "TAG-ALONG SHARES" has the meaning set forth in
Section 3.3(a).





PERU SHAREHOLDERS AGREEMENT

                          "THIRD APPRAISER" has the meaning set forth in
Section 2.2(c).

                          "TRANSACTION AGREEMENTS" means this Agreement, the
Stock Purchase Agreement, the Registration Rights Agreement and the Pledge Agreements.

                          "TRANSFER" has the meaning set forth in Section
3.1(a).

                          "U.S. GAAP" means U.S. generally accepted accounting
principles.

                 1.2      OTHER DEFINITIONAL MATTERS.

                          (a)     The words "this Agreement," "hereby,"
"herein," "hereof," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provisions of this Agreement, and the words "Article," "Section," "Schedule," "Exhibit" and like references are to this Agreement unless otherwise specified.

                          (b)     Singular and plural forms, as the case may
be, of terms defined herein have correlative meanings.

                          (c)     Any defined term which relates to a document
includes within its definition any amendments, modifications, renewals, restatements, extensions, supplements or substitutions which may heretofore have been or which may hereafter be executed in accordance with the terms thereof and as may be permitted by this Agreement.

                          (d)     All references to "$" or "dollars" are to the
legal tender currency of the United States of America. All references to "Nuevos Soles" are to the legal tender currency of Peru.

         2.      CORPORATE GOVERNANCE.

                 2.1      ELECTION AND REMOVAL OF MEMBERS OF BOARD OF DIRECTORS.

                          (a)     The Board shall be composed of seven
Directors. In elections of Directors, the Shareholders shall vote for the election of a list of candidates, whom the Company's Shareholders shall take all necessary steps to nominate, as set forth below:

                                  (i)      so long as Nextel Controls the
Company, Nextel shall designate five candidates for election to the Board; provided that if Nextel Controls the Company and owns at any time 60.05% or less of the outstanding Shares, Nextel shall designate four candidates for election to the Board,

                                  (ii)     so long as it owns 10% or more of
the outstanding Shares, each of Motorola, Benalcazar and any other Shareholder owning 10% or more of the outstanding Shares, other than Nextel, shall designate one candidate for election to the Board; provided that if Motorola owns 29.95% or more of the outstanding Shares and no Shareholder other than Nextel or Benalcazar owns 10% or more of the outstanding Shares, Motorola may designate an additional candidate for election to the Board. If at any time any





PERU SHAREHOLDERS AGREEMENT

Shareholder shall own less than 10% of the outstanding Shares, such Shareholder shall cause the resignation of the Director who was designated for election by such Shareholder, and the Shareholders shall elect a new Director, designated for election by vote of a majority of the Shares owned by the Minority Shareholders, to fill the resulting vacancy.

                          (b)     Each Shareholder shall have the right to
remove any or all of the Directors designated for election by it at any time and from time to time. If the Director who has been requested to resign by the Shareholder that designated him or her refuses or fails to tender resignation to the Company, then all of the Shareholders shall take appropriate action to remove such Director from his or her office in accordance with the provisions of the By-laws. If a Director designated for election by a Shareholder shall be removed by such Shareholder or shall die or otherwise become incapable of serving as a Director, then such Shareholder may designate a candidate for election to fill the resulting vacancy.

                 2.2      BOARD APPROVALS.

                          (a)     The following actions shall require the
approval at least five Directors (including each Director or Directors designated for election by each Shareholder owning, individually or together with its Affiliates, 19% or more of the outstanding Shares):

                                  (i)      participate in the selection of
senior management and approve (which approval shall not be unreasonably withheld) such selection and the establishment of compensation for the members of senior management (the Board shall give due consideration to any expatriate employee of any Shareholder who is nominated for appointment to the senior management team by any of the Shareholders);

                                  (ii)     adopt any three-year business plan
and budget, including any three-year budget for capital expenditures and expenses, and any amendments thereto (collectively, the "BUSINESS PLAN"); the initial Business Plan is attached hereto as Exhibit II and by their signature hereto, each Shareholder hereby approves such Business Plan; and

                                  (iii)    approve any expenditures for any
year that would cause Free Cash Flow for such year to be more than 15% less than that shown in the Business Plan then in effect;

provided, however, if at the expiration of any Business Plan, such Directors shall not have agreed to a new Business Plan, the previous Business Plan shall remain in effect for an additional six-month period while such Directors seek to agree to a new Business Plan. At the end of such additional six-month period, if such Directors still have not agreed to a new Business Plan, then the Shareholders (other than the Minority Shareholder or Shareholders that designated for election the Director or Directors that have not approved the new Business Plan (each, an "OBJECTING SHAREHOLDER")) shall have the right to purchase all, but not less than all, of the Objecting Shareholder's Shares at a price equal to the Appraised Fair Market Value (as set forth below) of such Shares (determined as of the end of such additional six- month period) owned by the Objecting Shareholder upon ten days notice to





PERU SHAREHOLDERS AGREEMENT
the Objecting Shareholder. Any such purchase shall be on a pro rata basis based on the number of Shares owned by the Shareholders electing to exercise such purchase right. If payment is required under any guarantees provided by the Objecting Shareholder pursuant to Section 5.6, the Shareholders electing to exercise their purchase rights hereunder shall severally, based on the number of Shares acquired by each purchasing Shareholder, indemnify the Objecting Shareholder for up to 50% of any amounts paid by the Objecting Shareholder under such guarantees.



                          (b)     During the period that any new Business Plan
is being negotiated, each Director and each Shareholder shall be deemed to have consented to, and each Shareholder will make, any capital contributions to the Company to the minimum extent necessary to fund operating expenses, including but not limited to working capital and capital expenditures, during such fiscal year in an amount not to exceed 105%, increased to reflect the annual inflation rate based on the Peruvian index of wholesale prices as determined by the INEI (Indice de Precios al por Mayor) (the "INFLATION INDEX"), of the Company's operating expenses shown in the approved Business Plan for the preceding fiscal year (or if there was no approved Business Plan for the preceding fiscal year, in an amount not to exceed the amount of operating expenses for the last full fiscal year with an approved Business Plan, multiplied by 105% per annum, increased to reflect the annual inflation rate based on the Inflation Index, for each year since the date of such fiscal year). The Company shall provide a draft Business Plan to the Shareholders at least three months prior to expiration of the preceding Business Plan.

                          (c)     "APPRAISED FAIR MARKET VALUE" shall be
determined in accordance with the following procedures:

                                  (i)      The Company shall select an
investment banking firm of recognized international standing (the "FIRST APPRAISER"), which shall appraise the Appraised Fair Market Value and deliver its appraisal to the Company and the Shareholders within 60 days of its engagement. In reaching its determination of Appraised Fair Market Value, such appraiser shall take into account the amount of financial leverage in the Company's capital structure and shall consider whatever factors deemed relevant, including actual and projected earnings, the price to earnings ratio, the debt to equity ratio, the market value to book value ratio and the market value to cash flow ratio of companies in the same industry in comparable markets that are deemed reasonably comparable for this purpose.

                                  (ii)     If any Shareholder or Shareholders
having an interest therein shall disagree with the Appraised Fair Market Value determined by such appraiser (a "DISPUTING SHAREHOLDER"), then the Disputing Shareholder (or Shareholders acting jointly) shall have the right to appoint an additional investment banking firm of recognized international standing (the "SECOND APPRAISER"). If the Disputing Shareholder or Shareholders do not engage a Second Appraiser within 30 days of the First Appraiser's delivery of its appraisal, the First Appraiser's appraisal shall be the Appraised Fair Market Value. If the Disputing Shareholder or Shareholders engage a Second Appraiser, the Second Appraiser will appraise the Appraised Fair Market Value, and deliver its appraisal to the





PERU SHAREHOLDERS AGREEMENT

Company and the Shareholders within 60 days of its engagement. If the difference between the two appraisals is less than 10% of the lower appraised value, then the Appraised Fair Market Value shall be the average of the two appraisals.


                                  (iii)    If the difference is greater than or
equal to 10% of the lower appraised value and the Disputing Shareholder and the Company cannot reach an agreement within ten (10) days, the two appraisers shall engage a third independent investment banking firm of recognized international standing (the "THIRD APPRAISER"), which shall appraise the Appraised Fair Market Value within 60 days of its engagement. The Appraised Fair Market Value shall be the average of the two of the three appraised values which are closest in absolute U.S. dollars.

                                  (iv)     All appraisals of Appraised Fair
Market Value shall be as of the date of notice of exercise of the right. The expenses of the First Appraiser shall be borne by the Company. Any investment banking firm selected as an appraiser shall have no business, financial or other relationship with any Shareholder unless consented to by each party in interest. The expenses of the Second Appraiser, if any, shall be borne by the Disputing Shareholder or Shareholders; and the expenses of the Third Appraiser, if any, shall be borne equally by the Company and the Disputing Shareholder or Shareholders.

                 2.3 BOARD MEETINGS. The Board shall meet at least once each quarter. If any Director acts in violation of this Agreement, all the Shareholders hereby agree to vote to remove such Director and the Shareholder who designated such Director shall designate a replacement Director.

                 2.4 SHAREHOLDER MEETINGS. At all meetings of the Shareholders, the parties hereto hereby agree to vote their respective Shares in accordance with the provisions of this Agreement. Any Shareholder which together with its Affiliates owns at least 19% of the outstanding Shares may request that any of the actions approved by the Board of Directors in accordance with Section 2.2 be ratified by a special Shareholder meeting; provided that the approval by any Shareholder of any matter referred to in
Section 2.2(a)(i) shall not be unreasonably withheld. Upon receiving such request in writing, the Company shall cause a special Shareholder meeting to be held a soon as practically possible.

                 2.5 AFFILIATE TRANSACTIONS. All agreements between the Company and its Affiliates (including for purposes of this Section 2.5 Shareholders and their Affiliates) will be entered into on such terms and conditions as the Company would obtain in a disinterested, third party transaction and must be approved by a majority of the Directors not designated for election by the relevant Affiliate of the Company; provided that the Director or Directors representing such Affiliate may participate in any meetings at which such approval is considered; provided further that any such Director or Directors will leave such meeting during discussion of such approval if requested by a majority of the remaining Directors.





PERU SHAREHOLDERS AGREEMENT

                 2.6      BY-LAWS.

                          (a)     The Shareholders hereby agree to amend the
By-laws within 45 days of the date hereof in order for the By-laws to comply with both this Agreement and the recently amended Peruvian corporate law and each Shareholder hereby agrees to take all action necessary to adopt such amended By-laws. The By-laws shall reflect to the extent legally possible under Peruvian corporate law all terms and conditions related to the Company under this Agreement. In case of any discrepancy between the text of this Agreement and the Company's By-laws, this Agreement shall prevail as between the parties.

                          (b)     So long as any Shareholder has satisfied its
obligations to make capital contributions to the Company, the Shareholders shall not amend the By-laws in any manner that would have a material adverse effect on the rights of such Shareholder without the consent of such Shareholder, except as contemplated by Section 2.6(a).

                 2.7 SUBSIDIARIES. The Company and each Shareholder hereby agree to use their best efforts to ensure that the Company's subsidiaries comply with the provisions set forth herein.

                 2.8 CHANGES IN CAPITAL. Notwithstanding any other provision of this Agreement to the contrary, if because of fluctuations in foreign exchange rates, the sum of Nextel's payments to the Company in accordance with Section 2.1(b)(vi) and Exhibit 2.1(b)(vi) of the Stock Purchase Agreement, after converting such amounts into Nuevos Soles, and the payments and capital contributions made by Motorola and Benalcazar pursuant to this
Section 2.1(b) (such sum being referred to as the "CONTRIBUTED CAPITAL") is greater than the authorized capital of the Company after giving effect to the Capital Increase (as defined in the Stock Purchase Agreement), each of the parties hereto agrees to authorize an increase in the capital of the Company to cover such excess and to issue without additional consideration such new share capital of the Company to Nextel, Motorola and Benalcazar such that after such issuance, their relative ownership of the Company is identical to the relative ownership set forth on Exhibit I hereto. Notwithstanding any other provision of this Agreement to the contrary, if because of fluctuations in foreign exchange rates, the Contributed Capital is less than the authorized capital of the Company after giving effect to the Capital Increase, each of Motorola and Benalcazar agree, on a pro rata basis, to transfer without additional consideration shares of Common Stock of the Company to Nextel such that after such transfer the relative ownership of the Company is identical to the relative ownership set forth on Exhibit I hereto.

         3.      TRANSFERABILITY.

                 3.1      TRANSFERS.

                          (a)     A Shareholder may sell, assign, transfer,
pledge, hypothecate, mortgage, encumber, contribute to any Person, set in usufruct or otherwise transfer to any Person (collectively, "TRANSFER," including, with correlative meanings, the terms "Transferring" and "Transferred") all or any part of the Shares or other securities of the





PERU SHAREHOLDERS AGREEMENT

Company convertible into or exercisable for Shares only if (i) such Transfer is the grant of a security interest to secure a bona fide third party financing for the benefit of the Company or as contemplated by the Stock Purchase Agreement, or (ii) such Transfer is to an Affiliate of such Shareholder or
(iii) the Shareholder proposing such a Transfer (the "SELLING SHAREHOLDER") has complied with the provisions of this Agreement, including without limitation,
Section 3. A reference to these restrictions on transfer shall be noted on the corporate charter, share registry and share certificates of the Company.

                          (b)     If any Shareholder Transfers all or any part
of its Shares to an Affiliate, the transferor Shareholder shall remain responsible to the other Shareholders for all of its duties and obligations hereunder and hereby guarantees the performance by its transferee of all of such transferor Shareholder's duties and obligations hereunder. If an Affiliate to which Shares have been Transferred ceases to be an Affiliate of such Shareholder, then such Affiliate shall, upon or prior to ceasing to be an Affiliate, transfer such Shares back to the Shareholder from which it acquired the Shares or to another Affiliate of such Shareholder.

                          (c)     If, in accordance with the provisions of this
Agreement, a Shareholder Transfers its Shares to a transferee other than a Shareholder (the "SUCCESSOR SHAREHOLDER"), the admission of the Successor Shareholder as a shareholder of the Company shall be conditioned upon the receipt by the Company of the following: (i) the Successor Shareholder's agreement in writing to be bound by all of the terms of this Agreement, assuming the rights, duties and obligations of the transferor Shareholder hereunder and (ii) such other documents or instruments as may be required in order to effect its admission as a Shareholder under this Agreement and applicable law. Upon such Transfer, the transferor Shareholder shall cease to be a Shareholder of the Company and shall have no further obligations hereunder, except as set forth in Section 3.1(b).

                          (d)     Notwithstanding the provisions of this
Article 3, in no event shall a Transfer be permitted to any Person who is prohibited by law or regulation from being a participant in the Business.

                          (e)     NII agrees that this Article 3 shall apply,
mutatis mutandis, to the Transfer of equity securities of Nextel as if such securities were Shares and NII shall take all actions necessary to cause its direct and indirect subsidiaries to comply with the provisions of this Agreement in connection with any such Transfer.

                          (f)     Notwithstanding any other provision of this
Article 3, during the six-month period beginning on the date hereof, Nextel or its Affiliates may Transfer up to 20% of the outstanding Shares (the "AVAILABLE SHARES") to any third party that is based in Peru and that is reasonably acceptable to both Nextel and Motorola (a "NEW PERUVIAN PARTNER"), and such Transfer shall not be subject to the restrictions set forth in this Article 3.

                          (g)     Subject to Section 3.1(h), notwithstanding
any other provision of this Article 3, to the extent that a New Peruvian Partner does not purchase all of the





PERU SHAREHOLDERS AGREEMENT

Available Shares during the six-month period beginning on the date hereof, Nextel or its Affiliates may, by written notice delivered to Motorola within 30 days following the six-month anniversary of the date hereof, sell to Motorola or its Affiliates, and Motorola or its Affiliates shall purchase from Nextel, up to one-half of the Available Shares not purchased by a New Peruvian Partner at a price payable in dollars equal to the aggregate consideration (taking into account both cash payments and obligations to make future cash payments) paid by Nextel for the Shares to be purchased by Motorola pursuant to the Stock Purchase Agreement (the "ADDITIONAL MOTOROLA SHARES") plus an additional amount per Share calculated by multiplying each Carried Payment (as defined below) by 7% per annum, calculated from the date such Carried Payment was made until the date of payment by Motorola. "CARRIED PAYMENT" shall mean the amount of each cash payment made by Nextel or its Affiliates pursuant to Section 2.1(b)(v) of the Stock Purchase Agreement multiplied by a fraction, the numerator of which is the number of Additional Motorola Shares and the denominator of which is the number of Shares outstanding following registration of the Capital Increase (as defined in the Stock Purchase Agreement). Any Transfer to Motorola pursuant to this Section 3.1(g) shall not be subject to the restrictions set forth in this
Article 3.

                          (h)     Notwithstanding Section 3.1(g), if Motorola
introduces to Nextel a third party based in Peru that agrees in writing to purchase any or all of the Additional Motorola Shares at a price per share equal to or greater than the price per share that Motorola is obligated to pay pursuant to Section 3.1(g) and Nextel unreasonably refuses to Transfer such Additional Motorola Shares to such third party, then Motorola's obligation to purchase Additional Motorola Shares shall be reduced by 50% of the number of Additional Motorola Shares that such third party agreed in writing to purchase.

                 3.2      RIGHT OF FIRST REFUSAL.

                          (a)     TRANSFERS BY SHAREHOLDER.  Except as
otherwise provided in this Agreement, no Shareholder may Transfer any interest, direct or indirect, in all or any part of the Shares owned by such Shareholder, unless (i) the Selling Shareholder shall have made an offer to sell such Shares to the other Shareholders and the Company as provided in this Section 3.2 and
(ii) such offer shall not have been accepted in the manner described in this
Section 3.2. No Shareholder having beneficial ownership of less than 5% of the Shares at the time of any proposed Transfer by any other Shareholder shall have rights of first refusal as provided in this Section 3.2.

                          (b)     OFFER BY SELLING SHAREHOLDER.  The offer
referred to in Section 3.2(a) shall consist of a written offer (the "OFFER") to the other Shareholders entitled to rights of first refusal (the "OFFEREES") and to the Company to sell the Shares proposed to be Transferred (the "OFFERED SHARES"). The Offer shall set forth (a) a statement of intention to effect a Transfer, (b) the number and class of Offered Shares, (c) the terms and conditions of the proposed Transfer, including (i) the purchase price and terms of payment for the Offered Shares and (ii) the identity and beneficial ownership of the third party or parties





PERU SHAREHOLDERS AGREEMENT
having made a bona fide offer to purchase the Offered Shares on such terms and conditions, and (d) the desired closing date of the transaction.

                          (c)     ACCEPTANCE OF OFFER.  Within 30 days after
its receipt of the Offer, each Offeree may, at its option, accept the Offer as to all or less than all of the Offered Shares by giving irrevocable written notice to the Selling Shareholder, the Company and the other Shareholders prior to the expiration of such 30-day period.

                          (d)     PRO RATA PORTION.  To the extent that more
than one Offeree shall have elected to purchase Offered Shares pursuant to
Section 3.2(c), each such Offeree may purchase up to its pro rata portion of such Offered Shares as determined in accordance with this Section 3.2(d). Each Offeree's pro rata portion of the Offered Shares is that proportion of the Offered Shares as the number of Shares held by such Offeree bears to the aggregate number of Shares held by such Offeree and all other Offerees who have exercised their rights of first refusal under this Section 3.2. If the Offerees shall not have offered to purchase all the Offered Shares, the Company may elect to redeem or purchase any remaining Offered Shares by written notice to the Selling Shareholder and the Offerees within ten (10) days after the expiration of the 30-day period set forth in Section 3.2(c).

                          (e)     CLOSING.  If the Offer is accepted as to the
Offered Shares, the parties shall use their best efforts to complete the closing of such purchase within 30 days after acceptance of the Offer. If, after expiration of such 30-day period, the closing of such purchase of Offered Shares shall not have occurred (unless closing is subject only to receipt of required governmental or regulatory approvals) through no fault of the Selling Shareholder, then the Selling Shareholder may treat the Offer as having been rejected in its entirety. If the Offer is not accepted as to all the Offered Shares as provided in this Section 3.2, or is deemed to be rejected as set forth in the previous sentence, the Selling Shareholder may for a period of 60 days after such nonacceptance or deemed rejection Transfer the Offered Shares to the third party or parties designated in the Offer and on the terms and conditions specified in the Offer. A proposed Transfer after the expiration of such 60-day period or on any other terms shall again be subject to the rights of first refusal and other provisions of this Section 3.

                 3.3      TAG-ALONG RIGHTS.

                          (a)     TRANSFERS BY NEXTEL.  Except as otherwise
provided in this Agreement, neither Nextel nor any Affiliate of Nextel may Transfer all or any part of the Shares owned by Nextel such that Nextel and its Affiliates would no longer Control the Company unless (a) Nextel or such Affiliate shall have sent to each Minority Shareholder a written offer (the "TAG-ALONG OFFER") to include in such Transfer any or all of such Minority Shareholder's Shares (the "TAG-ALONG SHARES") at the same price and on the same terms as Nextel or such Affiliate shall Transfer its Shares and (b) such offer shall not have been accepted in the manner described in this Section 3.3. The Minority Shareholders shall not be entitled to the rights of first refusal set forth in Section 3.2 with respect to the Shares proposed to be Transferred by Nextel and its Affiliates pursuant to this Section 3.3.





PERU SHAREHOLDERS AGREEMENT

                          (b)     TAG-ALONG OFFER.  The Tag-Along Offer shall
consist of a written offer to the Minority Shareholders to include the Tag-Along Shares in the Shares proposed to be Transferred (the "PROPOSED SHARES"). The Tag- Along Offer shall set forth (a) a statement of intention to effect such a Transfer, (b) the number and class of Proposed Shares, (c) the terms and conditions of the proposed Transfer, including (i) the purchase price and terms of payment for the Proposed Shares and (ii) the identity and beneficial ownership of the party or parties having made a bona fide offer to purchase the Proposed Shares on such terms and conditions, and (d) the desired closing date of the transaction.

                          (c)     ACCEPTANCE OF TAG-ALONG OFFER.  Within 30
days after its receipt of the Tag-Along Offer, each Minority Shareholder may, at its option, accept the Tag-Along Offer as to any or all of such Minority Shareholder's Tag-Along Shares by giving irrevocable written notice to Nextel, the Company and the other Shareholders prior to the expiration of such 30-day period. Any Tag-Along Shares to be Transferred by Minority Shareholders shall be substituted for an equal number of Proposed Shares; provided, however, that if the number of Tag-Along Shares exceeds the number of Proposed Shares and the purchaser of such Proposed Shares is unwilling to purchase such excess Tag-Along Shares, the Tag-Along Shares of each Shareholder shall be reduced pro rata. Each Shareholder's pro rata portion of the Tag-Along Shares is that proportion of the Tag-Along Shares as the number of Shares held by such Shareholder bears to the aggregate number of Shares held by such Shareholder and all other Shareholders who have elected to participate in the Tag-Along Offer pursuant to this Section 3.3. If the purchaser of the Proposed Shares elects to purchase all of the Tag-Along Shares and the Proposed Shares, Nextel may participate in such Transfer.

                          (d)     CLOSING.  Nextel and those Minority
Shareholders having accepted the Tag-Along Offer shall use their best efforts to complete the closing of any such Transfer within 30 days after the end of the 30-day offering period. If Nextel and the Minority Shareholders shall fail to complete such Transfer within such 30-day closing period (unless closing is delayed due to the need for required governmental or regulatory approvals), or if Nextel and the Minority Shareholders propose to effect a Transfer on different terms than those permitted by the Tag- Along Offer pursuant to
Section 3.3(b), then any proposed Transfer shall again be subject to all the Transfer restrictions set forth in this Section 3.

                 3.4      DRAG-ALONG RIGHTS OF NEXTEL.

                          (a)     RIGHT TO REQUIRE SALE OF MINORITY
SHAREHOLDERS' SHARES. Notwithstanding the other provisions of this Section 3, if Nextel and its Affiliates seek to effect a transaction involving a bona fide sale of all of the outstanding Shares, including their entire interest in the Company, to an unrelated third party or parties (a "BUYER"), whether by sale of shares, sale of all or substantially all assets, merger or otherwise (a "SALE"), all of the Minority Shareholders will, upon notice from Nextel after compliance with the provisions of this Section 3.4, take all commercially reasonable actions required to assist in effecting such Sale, including, without limitation, (i) Transferring or agreeing to





PERU SHAREHOLDERS AGREEMENT

Transfer all, but not less than all, the Shares owned by them at a price equal to that at which Nextel is Transferring Shares and otherwise on identical terms and (ii) voting in favor of a transaction that results in such a Transfer. In exercising its drag-along rights, Nextel will comply with its fiduciary duties under Peruvian law as the majority shareholder of the Company and will ensure that the Directors designated by it comply with their fiduciary duties under Peruvian law.

                          (b)     PROCEDURE.  Nextel shall give written notice
to the Board and the Minority Shareholders of Nextel's intent to effect a Sale. If the Company or Nextel becomes aware of an unsolicited proposal to purchase all of the outstanding Shares that the Company or Nextel believes may be acceptable to the Board and the Shareholders or if the Company or if Nextel intends to solicit such a proposal, then the Company or Nextel, as the case may be, shall promptly provide notice to the Board of such event and discuss such event with the Board. Nextel may for a period beginning ten days after such notice and ending 180 days after such notice seek to effect a Sale of the Company to a Buyer. If such Sale shall not have closed within such 170-day period (unless closing is delayed due to the need for required governmental or regulatory approval), any proposed Transfer shall again be subject to all the Transfer restrictions set forth in this Section 3.

                 3.5 NO OTHER TRANSFER EFFECTIVE. Except as provided in this Section 3, no Transfer of any right, title or interest in the Shares shall be effective, and the Company shall not record or recognize any such Transfer, until there has been compliance with the provisions of this Agreement. If no Offer or Tag-Along Offer is made as herein required, the Shareholders may nevertheless exercise their rights hereunder as to the Shares subject to any proposed Transfer, and they may do so at any time, including after the purported Transfer of the Shares, prior to six months following such Shareholder's obtaining knowledge of the defect in such purported Transfer.

                 3.6 TRANSFER OF CAPITAL STOCK OF SUBSIDIARIES . The Company shall not Transfer or permit the Transfer of any shares of capital stock of any of its subsidiaries to any Person other than the Company or any of its wholly owned subsidiaries without the prior written consent of each holder of 15% or more of the Company's capital stock.

         4. PREEMPTIVE RIGHTS. Each Shareholder shall have preemptive rights with respect to the subscription of capital increases by the Company as provided by Peruvian law in effect on the date of this Agreement. Except for a failure by a Shareholder to make a capital contribution as required by Section 5, failure by a Shareholder to exercise its preemptive rights shall not constitute an event of default under or a breach of this Agreement, but shall result in dilution of the ownership percentage of such Shareholder. Except for a failure by a Shareholder to make a capital contribution as required by
Section 5, failure by a Shareholder to exercise its preemptive rights with respect to an issuance of securities shall not act as a waiver of such Shareholder's right to exercise its preemptive rights for subsequent issuances.





PERU SHAREHOLDERS AGREEMENT

         5.      CAPITAL CONTRIBUTIONS.

                 5.1 NOTICE OF CAPITAL CONTRIBUTIONS. Each Shareholder shall make cash capital contributions in the form of equity to the Company on or before any date (a "PAYMENT DATE") upon written notice delivered to such Shareholder at least ten (10) Business Days prior to such Payment Date; provided that (a) the Company shall not make any capital calls until the initial capital of the Company provided by Nextel shall have been used to meet the capital requirements of the Company and (b) Nextel may make its capital contribution (other than the initial capital contribution) in the form of assets (valued at the invoiced cost plus direct associated out-of-pocket expenses incurred by Nextel to acquire such assets) if the acquisition of such assets by the Company has been provided for in the Business Plan or has otherwise been approved by the Board (including at least one Director designated for election by a Minority Shareholder). Such notice shall set forth the aggregate amount of the capital contributions required as of such date, as well as each Shareholder's required capital contribution. Each Shareholder's capital contribution shall be made pro rata based on such Shareholder's percentage ownership of the Company on the date of such notice.

                 5.2 TAXES. Each Shareholder's capital contribution (and each component thereof) shall be made free of all withholding with respect to taxes of any nature, and if any Shareholder is required by applicable law to make any such withholding with respect to any such contribution, such Shareholder's capital contribution shall be increased, if necessary, so that after making all required withholdings, the Company shall receive an amount equal to the amount it would have received had such withholdings not been made.

                 5.3 FAILURE TO MAKE CAPITAL CONTRIBUTIONS. If any Shareholder fails to make its required capital contribution by the Payment Date (a "DEFAULTING SHAREHOLDER"), then:

                          (a)     DILUTION.  Subject to Section 5.5, such
Shareholder's interests in dividends and other cash or noncash distributions by the Company and in voting shall be diluted and shall thereafter be proportionate to its respective shareholdings in the Company, based on the paid-in capital contributed by the Shareholders to the Company (as set forth below).

                          (b)     RESIGNATION OF BOARD MEMBERS.  The Director
(or Directors) nominated by such Shareholder, if any, shall resign and the Shareholders shall elect a new Director (or Directors), designated for election by vote of a majority of the Shares owned by the Minority Shareholders who are not Defaulting Shareholders, to fill the resulting vacancy (or vacancies).

                          (c)     CAPITAL CONTRIBUTION BY NONDEFAULTING
SHAREHOLDERS. The General Manager of the Company shall promptly notify the other Shareholders (the "NONDEFAULTING SHAREHOLDERS") no later than the day following the Payment Date (the "NOTICE") of the failure by the Defaulting Shareholder to make the required capital contribution and of the right of the Nondefaulting Shareholders to elect to make the capital





PERU SHAREHOLDERS AGREEMENT
contribution and to exercise their call rights. Any Shareholder may within eight days following delivery of the Notice notify the Company of its willingness to make all or any part of a capital contribution required to be made by the Defaulting Shareholder (each, an "EXERCISING SHAREHOLDER"). To the extent more than one Exercising Shareholder shall have elected to make all or any part of such capital contribution, each Exercising Shareholder's pro rata portion of such capital contribution is that percentage of such capital contribution equal to the number of Shares held by such Exercising Shareholder divided by the aggregate number of Shares held by such Exercising Shareholder and all other Exercising Shareholders. If all the other Shareholders do not subscribe and pay for their pro rata portion of the Shares to be subscribed by the Defaulting Shareholder within such eight days following delivery of the Notice, the Company shall be entitled to offer to a third party the right to subscribe to any Shares not issued to Shareholders during a period not to exceed six months from the Payment Date.

                          (d)     CALL ON DEFAULTING SHAREHOLDER.  In
accordance with Section 5.4 and subject to Section 5.5, the Nondefaulting Shareholders and the Company shall have the right (the "CALL RIGHT") to purchase and redeem, respectively, any or all of the Shares owned by the Defaulting Shareholder at the following price (the "CALL PRICE"):

                                  (i)      if the Payment Date was prior to the
second anniversary of the date hereof, the Call Price shall be equal to the total paid-in capital of the Defaulting Shareholder; and

                                  (ii)     if the Payment Date was on or after
the second anniversary of the date hereof, the Call Price shall be equal to 75% of the Appraised Fair Market Value of the Shares that are owned by the Defaulting Shareholder as of the Payment Date.

                                  For purposes of this Agreement, the total
paid-in capital of Motorola for the Shares owned by it as of the date hereof shall be $7,960,000, the total paid-in capital of Benalcazar for the Shares owned by him as of the date hereof shall be $3,980,000, and the total paid-in capital of Nextel for the Shares owned by it as of the date hereof shall be $27,860,000.

                 5.4      CALL PROCEDURES.

                          (a)     If the Nondefaulting Shareholders shall
exercise their rights pursuant to Section 5.3(d), the Nondefaulting Shareholders shall be entitled to purchase any or all of the Shares owned by the Defaulting Shareholder (each Nondefaulting Shareholder electing to purchase the Defaulting Shareholder's Shares shall be referred to as a "CALLING SHAREHOLDER"). To the extent more than one Calling Shareholder elects to purchase such Shares, each Calling Shareholder's pro rata portion of such Defaulting Shareholder's Shares is that percentage of such Shares equal to the number of Shares held by such Calling Shareholder divided by the aggregate number of Shares held by such Calling Shareholder and all other Calling Shareholders; provided that if the Calling Shareholders do not elect to





PERU SHAREHOLDERS AGREEMENT
purchase all of the Defaulting Shareholder's Shares, the Company may elect to redeem or purchase all remaining such Shares.

                          (b)     Each Nondefaulting Shareholders desiring to
exercise its Call Right must give written notice to the General Manager of the Company within 10 days of delivery of the Notice of the maximum number of Shares that it is willing to purchase from the Defaulting Shareholder. Failure by a Nondefaulting Shareholder to deliver its notice within 10 days following delivery of the Notice shall constitute a waiver by such Nondefaulting Shareholder of its Call Right. If any Calling Shareholder shall fail to consummate the exercise of its Call Right within 30 days of the notice required by the first sentence of this paragraph, the remaining Calling Shareholders shall have an additional 10 days from the expiration of such 30-day period to complete the purchase of all Shares owned by the Defaulting Shareholder, pro rata in accordance with Section 5.4(a).

                          (c)     A Nondefaulting Shareholder shall not be
deemed to be a Defaulting Shareholder or otherwise subject to Section 5.3(d) because it does not elect to exercise its Call Right.

                          (d)     A Defaulting Shareholder whose Shares have
been acquired following the exercise of the Call Right shall not be subject to any other claim or remedy from another Shareholder as a result of such Defaulting Shareholder's failure to make a required Shareholder Contribution.

                          (e)     If payment is required under any guarantees
provided by the Defaulting Shareholder pursuant to Section 5.6, the Calling Shareholders shall severally, based on the number of Shares acquired by each Calling Shareholder, indemnify the Defaulting Shareholder for up to 50% of any amounts paid by the Defaulting Shareholder under such guarantees.

                 5.5 EXCEPTIONS FROM CALL. If the Free Cash Flow during any of the following calendar years is less than the amount for such year set forth in the table below, then during such year none of the Shareholders shall be subject to any of the remedies provided to the other Shareholders in Section 5.3(d) for its failure to make capital contributions.

                      1998                       (US$64,209,597)

                      1999                       (US$38,982,207)

                      2000                        (US$1,549,328)

                 5.6 GUARANTEES; PLEDGES OF SHARES. If Nextel or the Company or any of its subsidiaries shall enter into a financing arrangement for the exclusive benefit of the Company or any of its subsidiaries, then (a) each Shareholder and each of their Affiliates shall take all actions necessary as may be required to permit the Company to obtain such financing and, if required by the lender, shall guarantee a portion of such financing, pro rata in accordance with such Shareholder's Share ownership of the Company, such guarantee to be reasonably satisfactory in all respects to the lender, and (b) if Nextel and its Affiliates





PERU SHAREHOLDERS AGREEMENT
shall have agreed to pledge the Shares owned by them, each Minority Shareholder and each of their Affiliates shall simultaneously pledge the Shares owned by it on the same terms and conditions as Nextel and its Affiliates and, if necessary, execute a power of attorney over such Shares in favor of the lender or such other entity as the lender may designate in order to comply with the requirements for the delivery of the Shares by the debtor to the lender or such other entity as the lender may designate in guarantee of such financing arrangement. Any pledge by a Shareholder pursuant to this Section 5.6 shall be senior to and have priority over any pledge of Shares by one Shareholder to another Shareholder, and each Shareholder agrees to execute any intercreditor or subordination agreement required to effect such subordination.

         6.      CALL BY SHAREHOLDERS AND THE COMPANY UPON BREACH.

                          (a)     If any Shareholder (a "BREACHING
SHAREHOLDER") materially breaches any provision of this Agreement, the Company or any other Shareholder (each a "NONBREACHING SHAREHOLDERS") may send written notice to each of the parties hereto of such breach (the "BREACH NOTICE"). If the Breaching Shareholder does not cure such breach within 30 days of delivery of the Breach Notice (the earlier of the expiration of such 30-day period and the date the Breaching Shareholder notifies the Company it will not cure such breach shall be referred to as the "CONFIRMATION DATE"), the Nonbreaching Shareholders shall have the right to purchase any or all Shares owned by the Breaching Shareholder (the "BREACHING SHAREHOLDER'S SHARES") at the following price:

                                  (i)      if the date of breach was prior to
the second anniversary of the date hereof, the price shall be equal to the total paid-in capital of the Breaching Shareholder; and

                                  (ii)     if the date of breach was on or
after the second anniversary of the date hereof, the price shall be equal to 75% of the Appraised Fair Market Value.

                          (b)     Each Nonbreaching Shareholder shall be
entitled to purchase all or less than all of the Breaching Shareholder's Shares. To the extent that more than one Nonbreaching Shareholder shall have elected to purchase the Breaching Shares, each such Nonbreaching Shareholder may purchase up to its pro rata portion of such Breaching Shareholder's Shares as determined in accordance with this Section 6(b). Each Nonbreaching Shareholder's pro rata portion of the Breaching Shareholder's Shares is that proportion of the Breaching Shareholder's Shares as the number of Shares held by such Nonbreaching Shareholder bears to the aggregate number of Shares held by such Nonbreaching Shareholder and all other Nonbreaching Shareholders who have exercised their right to purchase Breaching Shareholder's Shares under this Section 6. If the Nonbreaching Shareholders shall not have offered to purchase all the Breaching Shareholder's Shares within 15 days of the Confirmation Date, the Company shall have ten days to elect to redeem or purchase any remaining Breaching Shareholder's Shares. The





PERU SHAREHOLDERS AGREEMENT
closing(s) of the sales of Breaching Shareholder's Shares under this Section 6 shall take place within 30 days of the Confirmation Date.

         7. ACQUISITION OF ESMR INFRASTRUCTURE EQUIPMENT. If the Company intends to acquire infrastructure equipment, whether by purchase or lease, and Motorola and its Affiliates in the aggregate own at least 19% of the Shares, the Company will take the following actions:

                 (a) The Company will acquire ESMR infrastructure equipment (excluding handsets or any analog SMR equipment) (the "ESMR EQUIPMENT") from Motorola, Inc. or its Affiliates, provided such equipment is competitive in terms of technology, price and delivery, taken as a whole, as determined by the Board in accordance with this Section 7. The Director(s) designated by Motorola may participate in any Board meetings at which such ESMR Equipment acquisition is considered; provided, however, that any such Director(s) will leave such meeting during discussion of such acquisition if requested by a majority of the remaining Directors.

                 (b) The Board, by the vote of at least a majority of the Directors (excluding the Director designated for election by Motorola), shall decide whether the ESMR Equipment offered by Motorola, Inc. or its Affiliates satisfies the requirements set forth in Section 7(a). If the Board does not determine in the manner set forth in this Section 7(b) that the ESMR Equipment offered by Motorola, Inc. or its Affiliates satisfies such requirements, the Board shall, by the vote of a majority of the Directors, appoint a third party to resolve whether the proposal submitted by Motorola, Inc. or its Affiliates for the supply of the ESMR Equipment satisfies such requirements, which third party shall be an internationally recognized engineering firm generally regarded as experienced with respect to matters involving telecommunications infrastructure and shall have no material relationship with any Shareholder or any competitors of Motorola or its Affiliates which manufacture telecommunications infrastructure equipment.

                 (c) If (i) ESMR Equipment is acquired by the Company from a Person other than from Motorola, Inc. or its Affiliates and (ii) the third party referred to in Section 7(b) above determines that the ESMR Equipment offered by Motorola, Inc. or its Affiliates satisfies the requirements set forth in Section 7(a), Motorola shall have the right to cause the Company to acquire the Shares (including any shareholder loans by Motorola and its Affiliates, which shall be converted into Shares at the Appraised Fair Market Value) then held by Motorola and its Affiliates at the Appraised Fair Market Value of such Shares as of the date of delivery of notice to the Company. Each Shareholder hereby agrees to approve any action required to permit the Company to carry out its obligations pursuant to this Section 7(c). If Motorola elects to exercise such right, Motorola shall give written notice (the "MOTOROLA NOTICE") to the Company no later than 30 days following the date of the decision that the ESMR Equipment satisfied the requirements set forth in
Section 7(a). The transfer of such Shares and payment of the sales price shall take place no later than 60 days from the date of the Motorola Notice. Following receipt of the Motorola Notice by the Company, the Company and the Shareholders shall use their best efforts to cause any





PERU SHAREHOLDERS AGREEMENT
guarantees previously provided by Motorola or its Affiliates pursuant to
Section 5.6 hereof to be released. If such guarantees are not so released, the Company hereby agrees that if payment is required pursuant to such guarantees, the Company shall indemnify Motorola and its Affiliates for any amounts actually paid by Motorola and its Affiliates under such guarantees. If Motorola shall not have delivered the Motorola Notice within the time period specified in this Section 7(c), Motorola will be deemed to have waived its right pursuant to this Section 7(c) to have the Company acquire the Shares held by Motorola and its Affiliates, but such right shall continue for all future purchases.

         8. COMPLIANCE WITH LAWS. Each Shareholder represents, warrants and covenants that neither it nor any director, officer, agent, employee or other Person acting on its behalf or on behalf of any Affiliate of it, including in each case the Company, in connection with activities of the Company (a) has been or will be involved in the offering, paying or giving of anything of value, either directly or indirectly, to a government official, political party or candidate for political office intended to influence such Person in the discharge of his, her or its official duties or (b) has engaged or will engage in any such unlawful conduct during the time of carrying out its respective duties. The Company shall maintain accounting books and records in reasonable detail and institute and maintain internal controls to ensure that such books and records accurately reflect corporate transactions and the disposition of assets. In addition, subject to the approval of all Shareholders, the Company shall adopt a code of conduct, using Motorola's code of conduct as a reference.

         9. NONCOMPETITION. Each Shareholder agrees that, until one year following termination of this Agreement with respect to such Shareholder, neither such Shareholder nor any Affiliate of such Shareholder (except that in the case of Nextel, only Persons directly or indirectly Controlled by Nextel Communications, Inc. shall be deemed Affiliates of Nextel) shall in any way, by action or inaction, directly or indirectly, for itself or for the benefit of any other Person, own, manage, operate, join, Control or participate in the ownership, management, operation or Control of any Person that competes with the Company or any Affiliate thereof, or agrees to do any of the foregoing, in the business of SMR or ESMR anywhere in Peru; provided that nothing contained herein shall prevent any Shareholder or its Affiliates from selling or financing the sale of equipment used in the business of SMR or ESMR in Peru to third parties.

         10. NII GUARANTEE. NII shall be responsible to the Shareholders for all of Nextel's duties and obligations hereunder and hereby guarantees the performance by Nextel of all of Nextel's duties and obligations hereunder. If Nextel shall have defaulted in the payment when due of any amount required to be paid by Nextel under this Agreement, and such default shall remain uncured 10 days following written notice by the Company or any other Shareholder, then NII shall within five days after delivery of written notice by such other Shareholder pay the amount not so paid.





PERU SHAREHOLDERS AGREEMENT

         11.     CONFIDENTIALITY.

                 (a)      DEFINITION OF CONFIDENTIAL INFORMATION.
"Confidential Information" means any oral, written, graphic or machine-readable information including, but not limited to, that which relates to patents, patent applications, research, product plans, products, developments, inventions, processes, designs, drawings, engineering, formulae, markets, software, hardware configuration, computer programs, cellular, SMR or ESMR network design, algorithms, regulatory information, business plans, agreements with third parties, services, customers, marketing or finances of the disclosing party, which Confidential Information is designated in writing to be confidential or proprietary, or if given orally, is confirmed in writing as having been disclosed as confidential or proprietary within a reasonable time (not to exceed thirty (30) days) after the oral disclosure.

                 (b)      NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

                          (i)     Each of the Company and the Shareholders
agree not to use any Confidential Information disclosed to it by any other Shareholder or the Company for its own use or for any purpose other than in connection with and for the benefit of the business of the Company. No Shareholder shall disclose or permit disclosure of any Confidential Information of the other Shareholders or the Company to third parties or to employees of the party receiving Confidential Information, other than directors, officers, employees, consultants and agents who are required to have the information in order to carry out the business of the Company. Each party agrees that it shall take all reasonable measures to protect the secrecy of and avoid disclosure or use of Confidential Information of the other parties in order to prevent it from falling into the public domain or the possession of persons other than those persons authorized under this Agreement to have any such information. Such measures shall include, but not be limited to, the highest degree of care that the receiving party utilizes to protect its own Confidential Information of a similar nature, which shall be no less than reasonable care. Each party agrees to notify the other parties in writing of any actual or suspected misuse, misappropriation or unauthorized disclosure of Confidential Information of the disclosing party which may come to its attention.

                          (ii)    Exceptions.  Notwithstanding the above,
neither party shall have liability to the other with regard to any Confidential Information of the other which the receiving party can prove:

                                  (A)      was in the public domain at the time
it was disclosed or has entered the public domain through no fault of the receiving party;

                                  (B)      was known to the receiving party,
without restriction, at the time of disclosure, as demonstrated by files in existence at the time of disclosure;

                                  (C)      is disclosed with the prior written
approval of the disclosing party;





PERU SHAREHOLDERS AGREEMENT

                                  (D)      becomes known to the receiving
party, without restriction, from a source other than the disclosing party without breach of this Agreement by the receiving party and otherwise not in violation of the disclosing party's rights; or

                                  (E)      is disclosed pursuant to the order
or requirement of a court, administrative agency, or other governmental body; provided, however, that the receiving party shall provide prompt notice of such court order or requirement to the disclosing party to enable the disclosing party to seek a protective order or otherwise prevent or restrict such disclosure.

                 (c) RETURN OF MATERIALS. Any materials or documents that have been furnished by one party to any other party hereto in connection with the Company shall be promptly returned by the receiving party, accompanied by all copies of such documentation, within ten (10) days after (a) such party is no longer a Shareholder or (b) the written request of the disclosing party.

                 (d) TERM. The foregoing commitments of each party shall survive any termination of the relationship between the parties, and shall continue for a period terminating one year following the date such party, including its Affiliates, is no longer a Shareholder.

         12.     TERMINATION.

                 (a) This Agreement shall lapse and be of no further force or effect upon the first of the following to occur:

                          (i)     MERGER, SALE OR LIQUIDATION.  The merger of
the Company with any other company as a result of which securities representing all or substantially all of the voting power of the Company are held by Persons that had less than a majority interest, directly or indirectly, in such securities prior to such merger, or of the sale of all or substantially all of the assets of the Company, or of its liquidation, or the appointment by a creditor's assembly of (i) a new administration which supersedes the administration appointed by the Shareholders and takes Control of the Company, or (ii) the appointment of an entity (or individual) which shall be in charge of its liquidation pursued under Peruvian insolvency laws (which is currently regulated by Legislative Decree 845, Ley de Reorganizacion Patrimonial).

                          (ii)    AGREEMENT OF SHAREHOLDERS.  The written
agreement of holders of not less than 99% of the Shares to the termination of this Agreement.

                          (iii)   INITIAL PUBLIC OFFERING.  An initial offering
of Shares to the public in Peru or the United States after the consummation of which at least 50% of the then outstanding Shares are held by the public.





PERU SHAREHOLDERS AGREEMENT

                 (b) With respect to any individual Shareholder, this Agreement shall lapse and be of no further force at such time as such Shareholder and its Affiliates no longer own or control any Shares.

         13.     REGULATORY COOPERATION.

         The parties hereto will cooperate to take any actions necessary for the Company to obtain any regulatory approval or filings required or desirable for the implementation of the iDEN service.

         14.     MISCELLANEOUS.

                 14.1 SPECIFIC ENFORCEMENT. Each Shareholder expressly agrees that the Company and the other Shareholders will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any Shareholder, each of the Company and the other Shareholders shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance or other equitable relief to prevent violation of any provision of this Agreement.

                 14.2 DELIVERY OF INFORMATION. In addition to any mandatory shareholders' information rights provided by Peruvian law, the Company shall deliver to each Shareholder holding at least 5% of the outstanding Shares:

                          (a)     as soon as practicable, but in any event
within 80 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company as of the end of such year and a statement of cash flows for such year, such financial statements to be prepared in two forms, one in accordance with Peruvian generally accepted accounting principles ("PERUVIAN GAAP") and one in accordance with U.S. GAAP, audited by independent certified public accountants of internationally recognized standing selected by the Company, and

                          (b)     as soon as practicable, but in any event
within 60 days after the end of each of the first three fiscal quarters, an income statement for such fiscal quarter, a balance sheet of the Company as of the end of such quarter and a statement of cash flows for such quarter, such financial statements to be prepared in two forms, one in accordance with Peruvian GAAP and one in accordance with U.S. GAAP, and any other operating information provided to the Board.

                 14.3 INSPECTION. In addition to any mandatory shareholders' information rights provided by Peruvian law, the Company shall permit each Shareholder owning at least 19% of the Shares at such Shareholder's expense to visit and inspect the Company's properties, to audit its books of accounts and records and to make copies and extracts therefrom, and to discuss the Company's business prospects, affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Shareholder and for purposes reasonably related to the business of the Company, but no more than once in





PERU SHAREHOLDERS AGREEMENT
any fiscal year and only so long as such examination does not impose any undue burden or expense on the Company.

                 14.4 ENVIRONMENTAL POLICY. The Company shall adopt an environmental policy which complies with applicable Peruvian laws.

                 14.5 EMPLOYMENT POLICIES. The Company shall use commercially reasonable efforts to deal directly with its employees, without any intermediary parties, and will use commercially reasonable efforts to adopt such personnel policies and practices as appropriate in order to reasonably achieve such results. The Company shall seek to develop personnel practices that fairly reward employees for services rendered in a manner consistent with common business practice in Peru.

                 14.6 QUALITY REPORTING. The Company shall employ commercially reasonable efforts to adopt quality reporting processes consistent with Motorola's practices in its Worldwide Network Services Division joint ventures.

                 14.7 NOTICES. Notices given hereunder shall be deemed to have been duly given on the date of personal delivery, on the date of facsimile transmittal (provided the address or confirms receipt of any facsimile by the addressee), three days after delivery by overnight courier or three days after mailing if mailed by certified or registered mail, return receipt requested, postage prepaid, to the party being notified at his, her or its address specified on the applicable signature page or such other address of which the addressee may subsequently notify the other parties in writing.

                 14.8 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement, the Stock Purchase Agreement, the Registration Rights Agreement, the Usufruct Agreements and the Pledge Agreements and their respective schedules and exhibits constitute the entire and only agreement of the parties with respect to the subject matter hereof, and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the Company and holders of 99% of the Shares. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

                 14.9 GOVERNING LAW; SUCCESSORS AND ASSIGNS. This Agreement shall for all purposes be governed by and construed in accordance with the laws of the State of Delaware, U.S.A. and shall be binding upon the heirs, personal representatives, executors, administrators, successors and permitted assigns of the parties.





PERU SHAREHOLDERS AGREEMENT

                 14.10    DISPUTE RESOLUTION.

                          (a)     ARBITRATION.  All disputes arising out of or
in connection with this Agreement or the performance hereof shall be resolved by submission to binding arbitration under the Rules for Arbitration of the International Chamber of Commerce (the "ICC").

                          (b)     NOTICE OF DEMAND FOR ARBITRATION.  Notice of
demand for arbitration shall be filed in writing with the other party and with the ICC. In no event shall the demand for arbitration be made after the date when the applicable statute of limitations would bar institution of a legal or equitable proceeding based on such claim, dispute or other matter in question.

                          (c)     ARBITRATION PROCEEDINGS.  Unless the parties
agree otherwise, the arbitration hearing shall be conducted in Miami, Florida, United States, in the English language, before a panel of three arbitrators, one selected by each of the Shareholders involved in the arbitration proceeding and the third selected by mutual agreement of such parties, and failing their agreement, pursuant to the rules of the ICC. The arbitrators shall not be empowered to grant exemplary or punitive damages. Upon the request of either party, the arbitrators' written decision shall include an explanation of the factual and legal grounds for the decision.

                          (d)     MOTIONS TO RECONSIDER.  Within fifteen days
of receipt of the arbitrators' decision, either party may file with the arbitrators and serve on the other party a written motion to reconsider. The arbitrators may request the non-moving or responding party to file a written response within ten days after receipt of that request, and the arbitrators thereupon will reconsider the issues raised by the motion and response (if any) and either confirm or alter their decision, which will then be final, binding and conclusive upon the parties. The costs of such a motion for reconsideration, including attorneys' fees, will be awarded against the moving party if it does not prevail.

                          (e)     FINALITY.  The decision rendered by the
arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

                          (f)     CONSOLIDATION, JOINDER AND THIRD PARTY CLAIM.
Any arbitration arising out of or related to this Agreement or any other agreements between the parties or their Affiliates relating to the wireless telecommunications business in Peru may, upon demand of either party, include by consolidation, joinder or third-party claims any other party involved in a common question of law or fact whose presence is required if complete relief is to be accorded in arbitration or who is alleged to be liable to a party for all or part of a claim in the arbitration. Each party agrees that the other parties may join it as a party to any litigation or arbitration involving the alleged fault of such party.

                 14.11 HEADINGS. The headings of the sections of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.





PERU SHAREHOLDERS AGREEMENT

                 14.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, which together shall constitute one and the same instrument. Facsimile signatures shall have the same legal effect as original signatures.

                 14.13 SEVERABILITY. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

                 14.14 NEXTEL'S INTELLECTUAL PROPERTY. The Parties acknowledge that the name "Nextel" is or will be a registered trade name and trademark of Nextel Communications, Inc. If Nextel ceases to be a Shareholder, the Company shall immediately change its name to another name that does not include "Nextel" or any modification thereof.

                 14.15 GOVERNMENT FILINGS. From time to time, the Company shall execute and cause to be filed, and the Shareholders agree to execute, such certificates, filings and documents in such jurisdictions as may be necessary or appropriate in connection with the conduct of the Business.



                            [Signature page follows]





PERU SHAREHOLDERS AGREEMENT

         IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

                                THE COMPANY:

                                VALORCOM S.A.





                                By  /s/ BRIAN A. VINCENT
                                    -----------------------------------------
                                Its  DIRECTOR
                                    -----------------------------------------
                                Address: c/o Nextel International, Inc. 1191 Second Avenue, Suite 1600 Seattle, WA 98101
                                Facsimile number:  (206) 749-8384

                                NEXTEL INTERNATIONAL, INC.


                                By  /s/ BRIAN A. VINCENT
                                    -----------------------------------------
                                Its  VICE PRESIDENT
                                    -----------------------------------------
                                Address: 1191 Second Avenue, Suite 1600 Seattle, WA 98101
                                Facsimile number:  (206) 749-8384

                                THE SHAREHOLDERS:

                                NEXTEL INTERNATIONAL (PERU),  LLC


                                By  /s/ BRIAN A. VINCENT
                                    -----------------------------------------
                                Its VICE PRESIDENT
                                    -----------------------------------------
                                Address: c/o Nextel International, Inc. 1191 Second Avenue, Suite 1600 Seattle, WA 98101
                                Facsimile number:  (206) 749-8384

                                MOTOROLA INTERNATIONAL DEVELOPMENT CORPORATION

                                By  /s/ JAMES L. OSBORN
                                    -----------------------------------------
                                Its ATTORNEY-IN-FACT
                                    -----------------------------------------
                                Address:       c/o Motorola, Inc.
                                               1301 E. Algonquin Road
                                               Schaumburg, Illinois 60196-1078
                                Facsimile number:  (847) 576-9179






                   [SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]

                                /s/ OSCAR BENALCAZAR COZ
                                -----------------------------------------
                                OSCAR BENALCAZAR COZ

                                Address:       c/o Mastercom S.A.
                                               Av. Arequipa 3908, Miraflores
                                               Lima, Peru
                                Facsimile number:  011-51-1-442-9483




                   [SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]

                                                                       Exhibit I

                            SCHEDULE OF SHAREHOLDERS



SHAREHOLDER                                                                               PERCENTAGE
-----------                                                                               ----------
Nextel International (Peru), LLC                                                            70.05%

Motorola International Development Corporation                                              19.95%

Oscar Benalcazar Coz                                                                           10%